News Release
FOR IMMEDIATE RELEASE

Aflac Incorporated Announces Second Quarter Results,
Reports Second Quarter Net Earnings of $1.1 Billion,
Declares Third Quarter Cash Dividend

COLUMBUS, Ga. - July 28, 2021 - Aflac Incorporated (NYSE: AFL) today reported its second quarter results.

Total revenues were $5.6 billion in the second quarter of 2021, compared with $5.4 billion in the second quarter of 2020. Net earnings were $1.1 billion, or $1.62 per diluted share, compared with $805 million, or $1.12 per diluted share a year ago, driven by higher net investment gains.

Net earnings in the second quarter of 2021 included pretax adjusted net investment gains* of $85 million, or $0.12 per diluted share, compared with pretax adjusted net investment losses of $166 million, or $0.23 per diluted share a year ago, which are excluded from adjusted earnings*. The adjusted net investment gains were driven by an increase in the fair value of equity securities of $170 million, a decrease in the allowance associated with the company's estimate of current expected credit losses (CECL) of $12 million, net gains from sales and redemptions of $6 million, all of which were partially offset by net losses from certain derivatives and foreign currency activities of $103 million.

The average yen/dollar exchange rate* in the second quarter of 2021 was 109.48, or 1.7% weaker than the average rate of 107.65 in the second quarter of 2020. For the first six months, the average exchange rate was 107.79, or 0.4% stronger than the rate of 108.25 a year ago.

Total investments and cash at the end of June 2021 were $146.7 billion, compared with $142.2 billion at June 30, 2020. In the second quarter, Aflac Incorporated repurchased $500 million, or 9.2 million of its common shares. At the end of June 2021, the company had 76.5 million remaining shares authorized for repurchase.

Shareholders’ equity was $33.7 billion, or $50.20 per share, at June 30, 2021, compared with $29.4 billion, or $41.21 per share, at June 30, 2020. Shareholders’ equity at the end of the second quarter included a net unrealized gain on investment securities and derivatives of $10.0 billion, compared with a net unrealized gain of $8.5 billion at June 30, 2020. Shareholders’ equity at the end of the second quarter also included an unrealized foreign currency translation loss of $1.7 billion, compared with an unrealized foreign currency translation loss of $1.5 billion at June 30, 2020. The annualized return on average shareholders’ equity in the second quarter was 13.4%.

Adjusted earnings in the second quarter were $1.1 billion, compared with $921 million in the second quarter of 2020, reflecting an increase of 17.3% driven by lower-than-expected benefit ratios and higher net investment income, primarily in Japan, and a favorable effective tax rate. Adjusted earnings included pretax variable investment income of $137 million on alternative investments, which was $112 million above long-term return expectations. Adjusted earnings per diluted share* increased 24.2% to $1.59 in the quarter. The weaker yen/dollar exchange rate impacted adjusted earnings per diluted share by $0.01.

For the first six months of 2021, total adjusted revenues were up 8.2% to $11.4 billion, compared with $10.6 billion in the first half of 2020. Net earnings were $2.4 billion, or $3.49 per diluted share, compared with $1.4 billion, or $1.89 per diluted share, for the first six months of 2020. Adjusted earnings for the first half of 2021 were $2.1 billion, or $3.11 per diluted share, compared with $1.8 billion, or $2.49 per diluted share, in 2020. Adjusted earnings included $171 million of pretax variable investment income on alternative investments, which was $137 million above long-term return expectations. Excluding the positive impact of $0.01 per share from the stronger yen/dollar exchange rate, adjusted earnings per diluted share increased 24.5% to $3.10 for the first six months of 2021.

Shareholders’ equity excluding AOCI (or adjusted book value*) was $25.7 billion, or $38.27 per share at June 30, 2021, compared with $22.7 billion, or $31.75 per share, at June 30, 2020. The annualized adjusted return on equity excluding foreign currency impact* in the second quarter was 17.0%.

AFLAC JAPAN

In yen terms, Aflac Japan's net premium income was ¥327.1 billion for the quarter, or 3.8% lower than a year ago, mainly due to limited-pay products reaching paid-up status and constrained sales from the impact of pandemic conditions. Adjusted net investment income* increased 27.4% to ¥86.7 billion, mainly due to higher alternative and floating rate income and lower hedge costs. Total adjusted revenues* in yen increased 1.4% to ¥414.8 billion. Pretax adjusted earnings in yen for the quarter increased 22.0% on a reported basis, due to higher net investment income and a decline in the third sector benefit ratio from a reserve release resulting from lower claims activity associated with pandemic conditions. Pretax adjusted earnings increased 21.1% on a currency-neutral basis. The pretax adjusted profit margin for the Japan segment was 26.5%, compared with 22.0% a year ago. The increase in the profit margin is largely due to the improvements in net investment income and the benefit ratio.

For the first six months, premium income in yen was ¥657.7 billion, or 3.7% lower than a year ago. Adjusted net investment income increased 17.0% to ¥161.3 billion. Total adjusted revenues in yen were down 0.2% to ¥821.3 billion. Pretax adjusted earnings were ¥203.8 billion, or 11.3% higher than a year ago.

In dollar terms, net premium income decreased 5.4% to $3.0 billion in the second quarter. Adjusted net investment income increased 25.1% to $792 million. Total adjusted revenues declined by 0.4% to $3.8 billion. Pretax adjusted earnings increased 19.7% to $1.0 billion.

For the first six months, premium income in dollars was $6.1 billion, or 3.1% lower than a year ago. Adjusted net investment income increased 17.3% to $1.5 billion. Total adjusted revenues were up 0.3% to $7.6 billion. Pretax adjusted earnings were $1.9 billion, or 11.6% higher than a year ago.

For the quarter, total new annualized premium sales (sales) increased 38.4% to ¥13.6 billion, or $124 million. This reflects sales of our new medical product and improved pandemic conditions compared to the prior year. For the first six months, total new annualized premium sales (sales) increased 15.7% to ¥27.6 billion, or $256 million.

AFLAC U.S.

Aflac U.S. net premium income declined 3.4% to $1.4 billion in the second quarter, mainly due to constrained sales over the past year. Adjusted net investment income increased 9.9% to $189 million primarily due to higher variable net investment income. Total adjusted revenues were down 1.8% to $1.6 billion, largely due to a decline in earned premium. Pretax adjusted earnings were $413 million, 3.1% lower than a year ago, which was primarily driven by lower earned premium and higher expenses despite lower benefits. The pretax adjusted profit margin for the U.S. segment was 25.4%, compared with 25.7% a year ago.

For the first six months, premium income declined 3.8% to $2.8 billion. Adjusted net investment income increased 5.2% to $366 million. Total adjusted revenues were down 2.7% to $3.3 billion. Pretax adjusted earnings were $859.0 million, or 14.2% higher than a year ago.

Aflac U.S. sales increased 64.1% in the quarter to $264 million, reflecting improved pandemic conditions. For the first half of the year, total new sales increased 6.6% to $515 million.

CORPORATE AND OTHER

For the quarter, total adjusted revenues decreased 50.0% to $50 million, primarily due to a $45 million decline in adjusted net investment income, which includes the impact of the amortization of an increased allocation to tax-favored investments as well as lower yields. Pretax adjusted earnings were a loss of $76 million, compared with a loss of $30 million a year ago, primarily reflecting lower adjusted net investment income.

For the first six months of the year, total adjusted revenues decreased 34.8% to $133 million, primarily due to a $65 million decrease in adjusted net investment income. Pretax adjusted earnings were a loss of $102 million, compared with a loss of $28 million a year ago.

DIVIDEND

The board of directors declared the third quarter dividend of $0.33 per share, payable on September 1, 2021 to shareholders of record at the close of business on August 18, 2021.

OUTLOOK

Commenting on the company’s results, Chairman and Chief Executive Officer Daniel P. Amos stated: "The company generated strong earnings for the first six months, largely supported by low benefit ratios associated with pandemic conditions and better-than-expected returns from alternative investments. With respect to second quarter sales results in the United States and Japan, we continued to see improvement and expect a stronger second half of the year in both countries. We remain cautiously optimistic and vigilant as vaccination efforts continue in the face of uncertainty associated with emerging variants.

"Looking at our operations in Japan, second quarter sales improved year over year, continuing to reflect a boost from the first quarter launch of our new medical product. We continue to navigate evolving pandemic conditions in Japan, including the continued state of emergency in Tokyo and select prefectures. We are pleased with the continued strengthening of our strategic alliance with Japan Post Holdings, which includes initiatives to foster digital transformation and innovation. In addition, Japan Post Group's resumption of proactive sales paves the way for gradual improvement in Aflac cancer insurance sales in the second half of the year.

"In the U.S., small businesses are still in recovery mode, which we expect to continue through 2021. At the same time, larger businesses remain focused on returning employees to the worksite, rather than modifying the benefits for their employees. We continue to work toward reinforcing our position and generating stronger sales in the second half of 2021.

"As always, we remain committed to prudent liquidity and capital management. We continue to maintain strong capital ratios on behalf of our policyholders in both the U.S. and Japan. We treasure our 38-year track record of dividend growth and remain committed to extending it, supported by the strength of our capital and cash flows. At the same time, we will continue to tactically repurchase shares, focused on integrating the growth investments we have made in our platform. By doing so, we look to emerge from this period in a continued position of strength and leadership."

*See Non-U.S. GAAP Financial Measures section for an explanation of foreign exchange and its impact on the financial statements and definitions of the non-U.S. GAAP financial measures used in this earnings release, as well as a reconciliation of such non-U.S. GAAP financial measures to the most comparable U.S. GAAP financial measures.

ABOUT AFLAC INCORPORATED

Aflac Incorporated (NYSE: AFL) is a Fortune 500 company helping provide protection to more than 50 million people through its subsidiaries in Japan and the U.S., where it is a leading supplemental insurer by paying cash fast when policyholders get sick or injured. For more than six decades, insurance policies of Aflac Incorporated's subsidiaries have given policyholders the opportunity to focus on recovery, not financial stress. Aflac Life Insurance Japan is the leading provider of medical and cancer insurance in Japan where it insures 1 in 4 households. For 15 consecutive years, Aflac Incorporated has been recognized by Ethisphere as one of the World's Most Ethical Companies. In 2021, Fortune included Aflac Incorporated on its list of World's Most Admired Companies for the 20th time, and Bloomberg added Aflac Incorporated to its Gender-Equality Index, which tracks the financial performance of public companies committed to supporting gender equality through policy development, representation and transparency, for the second consecutive year. To find out how to get help with expenses health insurance doesn't cover, get to know us at aflac.com. Investors may learn more about Aflac Incorporated and its commitment to ESG and social responsibility at investors.aflac.com and esg.aflac.com.

A copy of Aflac’s Financial Analysts Briefing (FAB) supplement for the quarter can be found on the “Investors” page at aflac.com.

Aflac Incorporated will webcast its quarterly conference call via the “Investors” page of aflac.com at 9:00 a.m. (ET) on Thursday, July 29, 2021.

Note: Tables within this document may not foot due to rounding.

AFLAC INCORPORATED AND SUBSIDIARIES CONDENSED INCOME STATEMENT
(UNAUDITED – IN MILLIONS, EXCEPT FOR SHARE AND PER-SHARE AMOUNTS)

THREE MONTHS ENDED JUNE 30,	2021	2020	% Change
Total revenues	$5,564	$5,407	2.9%
Benefits and claims, net	2,653	2,897	(8.4)
Total acquisition and operating expenses	1,538	1,440	6.8
Earnings before income taxes	1,373	1,070	28.3
Income taxes	268	265
Net earnings	$1,105	$805	37.3%
Net earnings per share – basic	$1.63	$1.12	45.5%
Net earnings per share – diluted	1.62	1.12	44.6
Shares used to compute earnings per share (000):
Basic	678,050	717,889	(5.5)%
Diluted	680,920	719,764	(5.4)
Dividends paid per share	$0.33	$0.28	17.9%

AFLAC INCORPORATED AND SUBSIDIARIES CONDENSED INCOME STATEMENT
(UNAUDITED – IN MILLIONS, EXCEPT FOR SHARE AND PER-SHARE AMOUNTS)

SIX MONTHS ENDED JUNE 30,	2021	2020	% Change
Total revenues	$11,433	$10,569	8.2%
Benefits and claims, net	5,387	5,837	(7.7)
Total acquisition and operating expenses	3,069	2,943	4.3
Earnings before income taxes	2,977	1,789	66.4
Income taxes	579	419
Net earnings	$2,398	$1,370	75.0%
Net earnings per share – basic	$3.51	$1.90	84.7%
Net earnings per share – diluted	3.49	1.89	84.7
Shares used to compute earnings per share (000):
Basic	683,464	721,128	(5.2)%
Diluted	686,400	723,638	(5.1)
Dividends paid per share	$0.66	$0.56	17.9%

AFLAC INCORPORATED AND SUBSIDIARIES CONDENSED BALANCE SHEET
(UNAUDITED – IN MILLIONS, EXCEPT FOR SHARE AMOUNTS)

JUNE 30,	2021	2020	% Change
Assets:
Total investments and cash	$146,709	$142,233	3.1%
Deferred policy acquisition costs	9,810	10,222	(4.0)
Other assets	4,973	4,632	7.4
Total assets	$161,492	$157,087	2.8%
Liabilities and shareholders’ equity:
Policy liabilities	$108,286	$109,103	(0.7)%
Notes payable and lease obligations	8,121	7,771	4.5
Other liabilities	11,350	10,793	5.2
Shareholders’ equity	33,735	29,420	14.7
Total liabilities and shareholders’ equity	$161,492	$157,087	2.8%
Shares outstanding at end of period (000)	671,990	713,908	(5.9)%

NON-U.S. GAAP FINANCIAL MEASURES

This document includes references to the Company’s financial performance measures which are not calculated in accordance with United States generally accepted accounting principles (U.S. GAAP) (non-U.S. GAAP). The financial measures exclude items that the Company believes may obscure the underlying fundamentals and trends in insurance operations because they tend to be driven by general economic conditions and events or related to infrequent activities not directly associated with insurance operations.

Due to the size of Aflac Japan, where the functional currency is the Japanese yen, fluctuations in the yen/dollar exchange rate can have a significant effect on reported results. In periods when the yen weakens, translating yen into dollars results in fewer dollars being reported. When the yen strengthens, translating yen into dollars results in more dollars being reported. Consequently, yen weakening has the effect of suppressing current period results in relation to the comparable prior period, while yen strengthening has the effect of magnifying current period results in relation to the comparable prior period. A significant portion of the Company’s business is conducted in yen and never converted into dollars but translated into dollars for U.S. GAAP reporting purposes, which results in foreign currency impact to earnings, cash flows and book value on a U.S. GAAP basis. Management evaluates the Company's financial performance both including and excluding the impact of foreign currency translation to monitor, respectively, cumulative currency impacts on book value and the currency-neutral operating performance over time. The average yen/dollar exchange rate is based on the published MUFG Bank, Ltd. telegraphic transfer middle rate (TTM).

The company defines the non-U.S. GAAP financial measures included in this earnings release as follows:

•Adjusted earnings are adjusted revenues less benefits and adjusted expenses. Adjusted earnings per share (basic or diluted) are the adjusted earnings for the period divided by the weighted average outstanding shares (basic or diluted) for the period presented. The adjustments to both revenues and expenses account for certain items that cannot be predicted or that are outside management’s control. Adjusted revenues are U.S. GAAP total revenues excluding adjusted net investment gains and losses. Adjusted expenses are U.S. GAAP total acquisition and operating expenses including the impact of interest cash flows from derivatives associated with notes payable but excluding any nonrecurring or other items not associated with the normal course of the Company’s insurance operations and that do not reflect the Company's underlying business performance. Management uses adjusted earnings and adjusted earnings per diluted share to evaluate the financial performance of the Company’s insurance operations on a consolidated basis and believes that a presentation of these financial measures is vitally important to an understanding of the underlying profitability drivers and trends of the Company’s insurance business. The most comparable U.S. GAAP financial measures for adjusted earnings and adjusted earnings per share (basic or diluted) are net earnings and net earnings per share, respectively.

•Adjusted earnings excluding current period foreign currency impact are computed using the average foreign currency exchange rate for the comparable prior-year period, which eliminates fluctuations driven solely by foreign currency exchange rate changes. Adjusted earnings per diluted share excluding current period foreign currency impact is adjusted earnings excluding current period foreign currency impact divided by the weighted average outstanding diluted shares for the period presented. The Company considers adjusted earnings excluding current period foreign currency impact and adjusted earnings per diluted share excluding current period foreign currency impact important because a significant portion of the Company's business is conducted in Japan and foreign exchange rates are outside management’s control; therefore, the Company believes it is important to understand the impact of translating foreign currency (primarily Japanese yen) into U.S. dollars. The most comparable U.S. GAAP financial measures for adjusted earnings excluding current period foreign currency impact and adjusted earnings per diluted share excluding current period foreign currency impact are net earnings and net earnings per share, respectively.

•Adjusted return on equity is adjusted earnings divided by average shareholders’ equity, excluding accumulated other comprehensive income (AOCI). Management uses adjusted return on equity to evaluate the financial performance of the Company’s insurance operations on a consolidated basis and believes that a presentation of this financial measure is vitally important to an understanding of the underlying profitability drivers and trends of the Company’s insurance business. The Company considers adjusted return on equity important as it excludes components of AOCI, which fluctuate due to market movements that are outside management's control. The most comparable U.S. GAAP financial measure for adjusted return on equity is return on average equity (ROE) as determined using net earnings and average total shareholders’ equity.

•Adjusted return on equity excluding foreign currency impact is adjusted earnings excluding the current period foreign currency impact divided by average shareholders’ equity, excluding AOCI. The Company considers adjusted return on equity excluding foreign currency impact important as it excludes changes in foreign currency and components of AOCI, which fluctuate due to market movements that are outside management's control. The most comparable U.S. GAAP financial measure for adjusted return on equity excluding foreign currency impact is ROE as determined using net earnings and average total shareholders’ equity.

•Amortized hedge costs/income represent costs/income incurred or recognized as a result of using foreign currency derivatives to hedge certain foreign exchange risks in the Company's Japan segment or in the Corporate and Other segment. These amortized hedge costs/ income are estimated at the inception of the derivatives based on the specific terms of each contract and are recognized on a straight-line basis over the term of the hedge. The Company believes that amortized hedge costs/income measure the periodic currency risk management costs/income related to hedging certain foreign currency exchange risks and are an important component of net investment income. There is no comparable U.S. GAAP financial measure for amortized hedge costs/ income.

•Adjusted book value is the U.S. GAAP book value (representing total shareholders’ equity), less AOCI as recorded on the U.S. GAAP balance sheet. Adjusted book value per common share is adjusted book value at the period end divided by the ending outstanding common shares for the period presented. The Company considers adjusted book value and adjusted book value per common share important as they exclude AOCI, which fluctuates due to market movements that are outside management’s control. The most comparable U.S. GAAP financial measures for adjusted book value and adjusted book value per common share are total book value and total book value per common share, respectively.

•Adjusted book value including unrealized foreign currency translation gains and losses is adjusted book value plus unrealized foreign currency translation gains and losses. Adjusted book value including unrealized foreign currency translation gains and losses per common share is adjusted book value plus unrealized foreign currency translation gains and losses at the period end divided by the ending outstanding common shares for the period presented. The Company considers adjusted book value including unrealized foreign currency translation gains and losses, and its related per share financial measure, important as they exclude certain components of AOCI, which fluctuate due to market movements that are outside management's control; however, it includes the impact of foreign currency as a result of the significance of Aflac’s Japan operation. The most comparable U.S. GAAP financial measures for adjusted book value including unrealized foreign currency translation gains and losses and adjusted book value including unrealized foreign currency translation gains and losses per common share are total book value and total book value per common share, respectively.

•Adjusted net investment income is net investment income adjusted for i) amortized hedge cost/income related to foreign currency exposure management strategies and certain derivative activity, and ii) net interest cash flows from foreign currency and interest rate derivatives associated with certain investment strategies, which are reclassified from net investment gains and losses to net investment income. The Company considers adjusted net investment income important because it provides a more comprehensive understanding of the costs and income associated with the Company’s investments and related hedging strategies. The most comparable U.S. GAAP financial measure for adjusted net investment income is net investment income.

•Adjusted net investment gains and losses are net investment gains and losses adjusted for i) amortized hedge cost/income related to foreign currency exposure management strategies and certain derivative activity, ii) net interest cash flows from foreign currency and interest rate derivatives associated with certain investment strategies, which are both reclassified to net investment income, and iii) the impact of interest cash flows from derivatives associated with notes payable, which is reclassified to interest expense as a component of total adjusted expenses. The Company considers adjusted net investment gains and losses important as it represents the remainder amount that is considered outside management’s control, while excluding the components that are within management’s control and are accordingly reclassified to net investment income and interest expense. The most comparable U.S. GAAP financial measure for adjusted net investment gains and losses is net investment gains and losses.

RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS
(UNAUDITED – IN MILLIONS, EXCEPT FOR PER-SHARE AMOUNTS)

THREE MONTHS ENDED JUNE 30,	2021	2020	% Change

Net earnings	$1,105	$805	37.3%

Items impacting net earnings:
Adjusted net investment (gains) losses	(85)	166
Other and non-recurring (income) loss	53	—
Income tax (benefit) expense on items excluded from adjusted earnings	7	(50)

Adjusted earnings	1,080	921	17.3%
Current period foreign currency impact[1]	6	N/A
Adjusted earnings excluding current period foreign currency impact[2]	$1,086	$921	17.9%

Net earnings per diluted share	$1.62	$1.12	44.6%

Items impacting net earnings:
Adjusted net investment (gains) losses	(0.12)	0.23
Other and non-recurring (income) loss	0.08	—
Income tax (benefit) expense on items excluded from adjusted earnings	0.01	(0.07)

Adjusted earnings per diluted share	1.59	1.28	24.2%
Current period foreign currency impact[1]	0.01	N/A
Adjusted earnings per diluted share excluding current period foreign currency impact[2]	$1.59	$1.28	24.2%
1    Prior period foreign currency impact reflected as “N/A” to isolate change for current period only.
2    Amounts excluding current period foreign currency impact are computed using the average foreign currency exchange rate for the comparable prior-year period, which eliminates fluctuations driven solely by foreign currency exchange rate changes.

RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS
(UNAUDITED – IN MILLIONS, EXCEPT FOR PER-SHARE AMOUNTS)

SIX MONTHS ENDED JUNE 30,	2021	2020	% Change

Net earnings	$2,398	$1,370	75.0%

Items impacting net earnings:
Adjusted net investment (gains) losses	(388)	614
Other and non-recurring (income) loss	59	15
Income tax (benefit) expense on items excluded from adjusted earnings	69	(196)

Adjusted earnings	2,138	1,803	18.6%
Current period foreign currency impact[1]	(7)	N/A
Adjusted earnings excluding current period foreign currency impact[2]	$2,131	$1,803	18.2%

Net earnings per diluted share	$3.49	$1.89	84.7%

Items impacting net earnings:
Adjusted net investment (gains) losses	(0.57)	0.85
Other and non-recurring (income) loss	0.09	0.02
Income tax (benefit) expense on items excluded from adjusted earnings	0.10	(0.27)

Adjusted earnings per diluted share	3.11	2.49	24.9%
Current period foreign currency impact[1]	(0.01)	N/A
Adjusted earnings per diluted share excluding current period foreign currency impact[2]	$3.10	$2.49	24.5%
1 Prior period foreign currency impact reflected as “N/A” to isolate change for current period only.
2    Amounts excluding current period foreign currency impact are computed using the average foreign currency exchange rate for the comparable prior-year period, which eliminates fluctuations driven solely by foreign currency exchange rate changes.

RECONCILIATION OF NET INVESTMENT (GAINS) LOSSES TO ADJUSTED NET INVESTMENT (GAINS) LOSSES
(UNAUDITED – IN MILLIONS)

THREE MONTHS ENDED JUNE 30,	2021	2020	% Change

Net investment (gains) losses	$(89)	$170	(152.4)%

Items impacting net investment (gains) losses:
Amortized hedge costs	(17)	(50)
Amortized hedge income	16	27
Net interest cash flows from derivatives associated with certain investment strategies	(9)	6
Interest rate component of the change in fair value of foreign currency swaps on notes payable[1]	14	14

Adjusted net investment (gains) losses	$(85)	$166	(151.2)%
1    Amounts are included with interest expenses that are a component of adjusted expenses.

RECONCILIATION OF NET INVESTMENT INCOME TO ADJUSTED NET INVESTMENT INCOME
(UNAUDITED – IN MILLIONS)

THREE MONTHS ENDED JUNE 30,	2021	2020	% Change

Net investment income	$993	$870	14.1%

Items impacting net investment income:
Amortized hedge costs	(17)	(50)
Amortized hedge income	16	27
Net interest cash flows from derivatives associated with certain investment strategies	(9)	6

Adjusted net investment income	$983	$853	15.2%

RECONCILIATION OF NET INVESTMENT (GAINS) LOSSES TO ADJUSTED NET INVESTMENT (GAINS) LOSSES
(UNAUDITED – IN MILLIONS)

SIX MONTHS ENDED JUNE 30,	2021	2020	% Change

Net investment (gains) losses	$(396)	$633	(162.6)%

Items impacting net investment (gains) losses:
Amortized hedge costs	(36)	(105)
Amortized hedge income	33	56
Net interest cash flows from derivatives associated with certain investment strategies	(17)	—
Interest rate component of the change in fair value of foreign currency swaps on notes payable[1]	27	30

Adjusted net investment (gains) losses	$(388)	$614	(163.2)%
1    Amounts are included with interest expenses that are a component of adjusted expenses.

RECONCILIATION OF NET INVESTMENT INCOME TO ADJUSTED NET INVESTMENT INCOME
(UNAUDITED – IN MILLIONS)

SIX MONTHS ENDED JUNE 30,	2021	2020	% Change

Net investment income	$1,918	$1,774	8.1%

Items impacting net investment income:
Amortized hedge costs	(36)	(105)
Amortized hedge income	33	56
Net interest cash flows from derivatives associated with certain investment strategies	(17)	—

Adjusted net investment income	$1,898	$1,725	10.0%

RECONCILIATION OF U.S. GAAP BOOK VALUE TO ADJUSTED BOOK VALUE
(UNAUDITED - IN MILLIONS, EXCEPT FOR SHARE AND PER-SHARE AMOUNTS)

JUNE 30,	2021	2020	% Change
U.S. GAAP book value	$33,735	$29,420
Less:
Unrealized foreign currency translation gains (losses)	(1,661)	(1,469)
Unrealized gains (losses) on securities and derivatives	9,959	8,496
Pension liability adjustment	(279)	(277)
Total AOCI	8,019	6,750
Adjusted book value	$25,716	$22,670
Add:
Unrealized foreign currency translation gains (losses)	(1,661)	(1,469)
Adjusted book value including unrealized foreign currency translation gains (losses)	$24,055	$21,201

Number of outstanding shares at end of period (000)	671,990	713,908

U.S. GAAP book value per common share	$50.20	$41.21	21.8%
Less:
Unrealized foreign currency translation gains (losses) per common share	(2.47)	(2.06)
Unrealized gains (losses) on securities and derivatives per common share	14.82	11.90
Pension liability adjustment per common share	(0.42)	(0.39)
Total AOCI per common share	11.93	9.45
Adjusted book value per common share	$38.27	$31.75	20.5%
Add:
Unrealized foreign currency translation gains (losses) per common share	(2.47)	(2.06)
Adjusted book value including unrealized foreign currency translation gains (losses) per common share	$35.80	$29.70	20.5%

RECONCILIATION OF U.S. GAAP RETURN ON EQUITY (ROE) TO ADJUSTED ROE
(EXCLUDING IMPACT OF FOREIGN CURRENCY)

THREE MONTHS ENDED JUNE 30,	2021	2020
U.S. GAAP ROE - Net earnings[1]	13.4%	11.5%
Impact of excluding unrealized foreign currency translation gains (losses)	(0.9)	(0.8)
Impact of excluding unrealized gains (losses) on securities and derivatives	4.9	3.7
Impact of excluding pension liability adjustment	(0.1)	(0.1)
Impact of excluding AOCI	3.9	2.8
U.S. GAAP ROE - less AOCI	17.3	14.3
Differences between adjusted earnings and net earnings[2]	(0.4)	2.1
Adjusted ROE - reported	16.9	16.4
Less: Impact of foreign currency[3]	(0.1)	N/A
Adjusted ROE, excluding impact of foreign currency	17.0	16.4
1    U.S. GAAP ROE is calculated by dividing net earnings (annualized) by average shareholders' equity.
2    See separate reconciliation of net income to adjusted earnings.
3    Impact of foreign currency is calculated by restating all foreign currency components of the income statement to the weighted average foreign currency exchange rate for the comparable prior year period. The impact is the difference of the restated adjusted earnings compared to reported adjusted earnings. For comparative purposes, only current period income is restated using the weighted average prior period exchange rate, which eliminates the foreign currency impact for the current period. This allows for equal comparison of this financial measure.

RECONCILIATION OF U.S. GAAP RETURN ON EQUITY (ROE) TO ADJUSTED ROE
(EXCLUDING IMPACT OF FOREIGN CURRENCY)

SIX MONTHS ENDED JUNE 30,	2021	2020
U.S. GAAP ROE - Net earnings[1]	14.3%	9.4%
Impact of excluding unrealized foreign currency translation gains (losses)	(0.8)	(0.6)
Impact of excluding unrealized gains (losses) on securities and derivatives	5.7	3.6
Impact of excluding pension liability adjustment	(0.2)	(0.1)
Impact of excluding AOCI	4.8	2.8
U.S. GAAP ROE - less AOCI	19.1	12.2
Differences between adjusted earnings and net earnings[2]	(2.1)	3.8
Adjusted ROE - reported	17.0	16.0
Less: Impact of foreign currency[3]	0.1	N/A
Adjusted ROE, excluding impact of foreign currency	16.9	16.0
1    U.S. GAAP ROE is calculated by dividing net earnings (annualized) by average shareholders' equity.
2    See separate reconciliation of net income to adjusted earnings.
3    Impact of foreign currency is calculated by restating all foreign currency components of the income statement to the weighted average foreign currency exchange rate for the comparable prior year period. The impact is the difference of the restated adjusted earnings compared to reported adjusted earnings. For comparative purposes, only current period income is restated using the weighted average prior period exchange rate, which eliminates the foreign currency impact for the current period. This allows for equal comparison of this financial measure.

EFFECT OF FOREIGN CURRENCY ON ADJUSTED RESULTS[1]
(SELECTED PERCENTAGE CHANGES, UNAUDITED)

THREE MONTHS ENDED JUNE 30, 2021	Including Currency Changes	Excluding Currency Changes[2]
Net premium income[3]	(4.8)%	(3.7)%
Adjusted net investment income[4]	15.2	15.9
Total benefits and expenses	(4.6)	(3.5)
Adjusted earnings	17.3	17.9
Adjusted earnings per diluted share	24.2	24.2
1Refer to previously defined adjusted earnings and adjusted earnings per diluted share.
2Amounts excluding currency changes were determined using the same foreign currency exchange rate for the current period as the comparable period in the prior year, which eliminates dollar-based fluctuations driven solely from currency rate changes.
3Net of reinsurance
4Refer to previously defined adjusted net investment income.

EFFECT OF FOREIGN CURRENCY ON ADJUSTED RESULTS[1]
(SELECTED PERCENTAGE CHANGES, UNAUDITED)

SIX MONTHS ENDED JUNE 30, 2021	Including Currency Changes	Excluding Currency Changes[2]
Net premium income[3]	(3.3)%	(3.7)%
Adjusted net investment income[4]	10.0	9.9
Total benefits and expenses	(4.2)	(4.5)
Adjusted earnings	18.6	18.2
Adjusted earnings per diluted share	24.9	24.5
1Refer to previously defined adjusted earnings and adjusted earnings per diluted share.
2Amounts excluding currency changes were determined using the same foreign currency exchange rate for the current period as the comparable period in the prior year, which eliminates dollar-based fluctuations driven solely from currency rate changes.
3Net of reinsurance
4Refer to previously defined adjusted net investment income.

FORWARD-LOOKING INFORMATION

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” to encourage companies to provide prospective information, so long as those informational statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those included in the forward-looking statements. The company desires to take advantage of these provisions. This document contains cautionary statements identifying important factors that could cause actual results to differ materially from those projected herein, and in any other statements made by company officials in communications with the financial community and contained in documents filed with the Securities and Exchange Commission (SEC). Forward-looking statements are not based on historical information and relate to future operations, strategies, financial results or other developments. Furthermore, forward-looking information is subject to numerous assumptions, risks and uncertainties. In particular, statements containing words such as “expect,” “anticipate,” “believe,” “goal,” “objective,” “may,” “should,” “estimate,” “intends,” “projects,” “will,” “assumes,” “potential,” “target,” "outlook" or similar words as well as specific projections of future results, generally qualify as forward-looking. Aflac undertakes no obligation to update such forward-looking statements.

The company cautions readers that the following factors, in addition to other factors mentioned from time to time, could cause actual results to differ materially from those contemplated by the forward-looking statements:

•difficult conditions in global capital markets and the economy, including those caused by COVID-19
•defaults and credit downgrades of investments
•exposure to significant interest rate risk
•concentration of business in Japan
•limited availability of acceptable yen-denominated investments
•foreign currency fluctuations in the yen/dollar exchange rate
•differing judgments applied to investment valuations
•significant valuation judgments in determination of expected credit losses recorded on the Company's investments
•decreases in the Company's financial strength or debt ratings
•decline in creditworthiness of other financial institutions
•concentration of the Company's investments in any particular single-issuer or sector
•the effects of COVID-19, and any resulting economic effects and government interventions, on the Company's business and financial results
•ability to attract and retain qualified sales associates, brokers, employees, and distribution partners
•deviations in actual experience from pricing and reserving assumptions
•ability to continue to develop and implement improvements in information technology systems
•interruption in telecommunication, information technology and other operational systems, or a failure to maintain the security, confidentiality or privacy of sensitive data residing on such systems
•subsidiaries' ability to pay dividends to the Parent Company
•inherent limitations to risk management policies and procedures
•the level of sales of Aflac Japan products in the Japan Post channel
•tax rates applicable to the Company may change
•failure to comply with restrictions on policyholder privacy and information security
•extensive regulation and changes in law or regulation by governmental authorities
•competitive environment and ability to anticipate and respond to market trends
•catastrophic events, including, but not limited to, as a result of climate change, epidemics, pandemics (such as the coronavirus COVID-19), tornadoes, hurricanes, earthquakes, tsunamis, war or other military action, terrorism or other acts of violence, and damage incidental to such events
•ability to protect the Aflac brand and the Company's reputation
•ability to effectively manage key executive succession
•changes in accounting standards
•level and outcome of litigation
•allegations or determinations of worker misclassification in the United States

Analyst and investor contact - David A. Young, 706.596.3264 or 800.235.2667 or dyoung@aflac.com

Media contact - Ines Gutzmer, 762.207.7601 or igutzmer@aflac.com